Exhibit 99.1

Recon Technology Secures $1.2M in New Equipment

and Chemical Orders for Chinese Oil and Gas Fields

Beijing, China – March 8, 2010 – Recon Technology, Ltd. (Nasdaq: RCON), a leading Chinese non-state-owned oil and gas automation services provider, announced today that it has received approximately $1.2 million in four new equipment and chemical orders from China National Petroleum Corporation (CNPC).

Recon received an RMB 1,493,973 (approximately $219,000 USD) order from the CNPC Changqing Sulige Gas Field in Inner Mongolia. This includes various gas and oil field chemicals, such as gas well cleanup additive, clay stabilizer, crosslinking agent, foaming agent and bactericides. The company secured this order based on the superior quality of these chemical products that enhance both gas and oil field extraction and productivity.

Recon also received an RMB 2,276,000 (approximately $333,000 USD) order from CNPC Tuha Oilfield in China’s Xinjiang Uygur Autonomous Region and an RMB 1,731,600 (approximately $254,000 USD) order from the CNPC for the First Extraction Plant of Huabei Oilfield in Hebei Province. Crude petroleum from these fields contains impurities including water and natural gas that must be removed before the petroleum can be sold. These two orders include Recon’s patented oil field furnaces that remove impurities and prevent solidification and blockages in oil pipelines. Recon’s highly automated furnaces operate with 90% heating efficiency.

Lastly, Recon received an RMB 2,378,493 (approximately $348,000 USD) order from CNPC for the Fourth and Fifth Extraction Plants of Huabei Oilfield for burners and horizontal furnaces. Recon’s leading technology in its burners and furnaces was an important element in securing this order.

Recon Technology CEO Shenping Yin said, “These four orders from CNPC further demonstrate Recon’s strong competitive position in increasing efficiency and profitability for China’s oil and gas industry. We’re pleased that CNPC, as a leading Chinese oil and gas company, continues to cooperate with Recon for products and technology to enhance oilfield productivity and profitability.”

About China National Petroleum Corporation (CNPC)

CNPC is China’s largest oil and gas producer and supplier, as well as one of the world’s major oilfield service providers and a globally reputed contractor in engineering construction. With a presence in almost 70 countries, CNPC is an integrated international energy company, with businesses covering oil and gas operations, technical services, engineering and construction, equipment manufacturing, financial services and renewable energy development. The company is listed on The Stock Exchange of Hong Kong (SEHK) under code “0135”. For additional information about CNPC, please visit the company’s website at http://www.cnpc.com.cn/en/.

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About Recon Technology, Ltd.

Recon Technology, Ltd. has been providing leading Chinese oil and gas companies with automation services that increase efficiency and profitability in exploring, extracting, producing, processing, refining and transporting petroleum products for over 10 years. The company’s proprietary computerized process control system manages oil production in real-time to increase extraction levels, reduce impurities in extracted petroleum and lower production costs. In addition, as one of only two acoustic system providers in the world, Recon’s acoustic pipeline monitoring system is widely used to prevent gas leakage in the transport pipeline. Recon’s technology is based on three software copyrights, eight product patents and four pending patents. Recon Technology is the first Chinese non-state-owned oil and gas service company to go public in the U.S. More information may be found at http://www.recon.cn or e-mail: recon@hawkassociates.com.

Recon’s online investor kit, including an investment profile, press releases, current price quotes, stock charts and more is available at http://www.hawkassociates.com/profile/rcon.cfm. To receive notification of future releases via e-mail, subscribe at http://www.hawkassociates.com/about/alert/.

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports field by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

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Investor Contact:

Hawk Associates

Susan Zhou

305-451-1888

recon@hawkassociates.com

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